UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2020

Ingersoll Rand Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-A Beaty Street
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2020, Ingersoll Rand Inc. (the “Company”) held its 2020 annual meeting of stockholders.  At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020.  The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 – Election of Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as Class III directors for a three-year term expiring at the Company’s 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Kirk E. Arnold	369,415,560	1,866,962	15,045,233
William P. Donnelly	361,206,386	10,076,136	15,045,233
Marc E. Jones	366,516,822	4,765,700	15,045,233

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
376,839,847	8,731,252	756,656	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: June 22, 2020